SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2003

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 733-4000

Inapplicable

(Former name or former address if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7(c). Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events and Regulation FD Disclosure.

     On June 10, 2003, ABM Industries Incorporated issued a press release announcing that a quarterly dividend of $.095 per share would be paid on August 4, 2003, to the record holders of common stock as of the close of business on July 14, 2003. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

Item 7(c). Exhibits.

99.1	Press Release of ABM Industries Incorporated dated June 10, 2003, announcing the declaration of a dividend.

Item 9. Regulation FD Disclosure.

     The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition,” in accordance with the interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216.

     On June 10, 2003, ABM Industries Incorporated issued a press release announcing financial results related to the second quarter of fiscal year 2003. A copy of the press release is attached as Exhibit 99.2, which is incorporated into this item by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: June 10, 2003	By:	/s/ George B. Sundby

George B. Sundby

Senior Vice President and Chief Financial Officer

Exhibit Index

99.1 Press Release of ABM Industries Incorporated dated June 10, 2003, announcing the declaration of a dividend.

99.2 Press Release of ABM Industries Incorporated dated June 10, 2003, announcing its earnings report for the second quarter of 2003.